UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2007 (February 15, 2007)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Company has updated its investor presentation. A copy of the February 2007 presentation may be accessed via the Investor Relations section of the company’s website at gevity.com.

Item 8.01	Other Events

Annual Meeting of Shareholders

At its February 15, 2007 meeting of the Board of Directors, the Company set May 16, 2007 as the date of its 2007 Annual Meeting of Shareholders. March 14th, 2007 is the record date for determination of shareholders entitled to notice and to vote at the meeting.

Dividend Declaration

Also at its February 15th meeting, the Company declared a dividend of $0.09 per share on outstanding shares of common stock, $0.01 par value per share, of the Company, payable on April 30, 2007, to holders of the common stock of the Company of record on April 16, 2007.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: February 21, 2007	By: /s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
Title: Vice President and General Counsel